EXHIBIT 10.24c

Trimble
                                                      Trimble Navigation Limited
                                                           645 North Mary Avenue
                                                            Post Office Box 3642
                                                        Sunnyvale, CA 94038-3642
                                                                    408-481-6000
                                                                408-481-2000 Fax

                                   ADDENDUM #2


                                                              January 28, 1997

Mr. Gary Parsons
Chief Executive Officer
American Mobile Satellite Corporation
10802 Parkridge Blvd.
Reston, VA 22091

Dear Gary:

Our agreement for restarting the Galaxy production line is as follows:

1. Trimble will restart production with shipments to AMSC at the rate of 500 units per month, sustaining this production rate for the remaining balance of 7,748 units in the existing Volume Purchasing Agreement (VPA).
Trimble will have the flexibility to ship units anytime within each month.

2. Trimble will use reasonable, best efforts to ship the first 500 units in March. Any shortfall will be fulfilled as soon as possible.

3. AMSC will provide Trimble with a delivery order for the remaining 7,748 units on, or before, February 1, 1997. Each month's order will be for 500 units with the exception of the last month which will be for 248 units. AMSC will provide Trimble with a prepayment on, or before, February 15 for 1,000 units for shipment in March and April.

4. Starting in March, and for each succeeding month for the duration of the agreement, AMSC will provide Trimble with a prepayment by the 15th of each month for an additional month's shipment.

5. AMSC will make final monthly shutdown payments to Trimble of $100,000 in January and February to offset a portion of the costs associated with restarting production.

6. The price for the first 1,748 units is $1,715.00 The price for the remaining 6,000 units is $1,675.00.

7. AMSC will provide Trimble with reports and other data as specified in the VPA, and will use reasonable efforts to keep Trimble informed as to its business as far as it pertains to this agreement.

8. Trimble agrees to dismiss the pending lawsuit filed by Trimble against AMSC.



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With your  concurrence to the above,  this letter would become a second addendum to the existing VPA and Addendum #1. The remaining terms of the VPA and Addendum #1 would remain in force.

Upon completion of this agreement, Trimble will issue a press release related to this agreement and communicating that we are restarting production of the Galaxy unit for AMSC.

Very truly yours,
/s/TOM ELLIS
Tom Ellis
cc:  Jim Sorden

I have reviewed the terms set forth, and agree to such terms.

Signature /s/G.M.PARSONS     Date Jan. 29, 1997
Gary Parsons
Chief Executive Officer
American Mobile Satellite Corporation